UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934
__________________

Date of Report (Date of earliest event reported): April 27, 2010

CHINA MEDIA GROUP CORPORATION
(Exact Name of Registrant as Specified in Charter)

Texas	5813	75-3016844
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1403 Wan Chai Commercial Center, 194-204 Johnston Road, Wanchai, Hong Kong	n/a
(Address of principal executive offices)	(Zip code)
Registrant's telephone number, including area code:	+011 852 3171 1208 (ext. 222)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 27, 2010, Good World Investments Limited ("GWIL"), a wholly owned subsidiary of China Media Group Corporation ("CMG"), entered into a conditional Sale and Purchase Agreement ("SP Agreement") with Mr. KONG Sum Onn to acquire 50% interests in AX Organic Limited ("AX" or the "Company") for an initial consideration of 10,000,000 shares in CMG and a performance shares consideration based on the profits derived by AX over a period of 2 years.

The Agreement is conditional on the delivery of a shareholders agreement with the other 50% AX shareholder and ii) the signing of a contract for an consultancy agreement for soil remediation for a minimum of 3,200 mu in Hubei China, and the offtake agreement for the resulting produce grown on the land.

Under the shareholder agreement, the Company shall best efforts to raise about USD129,000 (HK$1,000,000) in working capital loan to AX.

Copies of the SP Agreement, SH Agreement and Press Release are attached hereto.

Item 9.01	Financial Statements and Exhibits
(a)	Not applicable
(b)	Not applicable
(c)	Exhibit No. Description - See table below.

Exhibit	Description	Location
Exhibit 10.1	Sale and Purchase Agreement	Provided herewith
Exhibit 10.2	Shareholders' Agreement	Provided herewith
Exhibit 99.1	Press Release	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2010	CHINA MEDIA GROUP CORPORATION
By: /s/ Cheng Pheng LOI
---------------------------------
Name: Cheng Pheng LOI
Title: President

Exhibit 10.1
Dated the 27th day of April 2010
KONG SUM ONN as Vendor and GOOD WORD INVESTMENTS LIMITED as Purchaser

_________________________________________________________________________

SHARE PURCHASE AGREEMENT
500 SHARES IN
AX ORGANIC LIMITED
___________________________________________________________________________

THIS AGREEMENT is made the 27 day of April 2010
BETWEEN:
(A)

KONG SUM ONN, a citizen of Malaysia with his correspondence address at Unit A, 8/F., Fu Cheung Centre, 5-7 Wong Chuk Yeung Street, Futan, New Territories, Hong Kong (hereinafter called "the Vendor"); and

(B)

GOOD WORLD INVESTMENTS LIMITED. a company incorporated in British Virgin Islands with its registered office at P.O. Box 957, Offshore Incorporations Center, Road Town, Tortloa, British Virgin Islands (hereinafter called "the Purchaser") on the following terms and conditions.

WHEREAS:-
1.	The Vendor is the beneficial owner of 500 ordinary shares in AX Organic Limited, a company incorporated in Hong Kong ("the Company").
2.

The Purchaser wishes to purchase 500 ordinary shares of the Company (representing about 50% of the total issued share capital of the Company) from the Vendor, and the Vendor wishes to sell 500 ordinary shares of the Company to the Purchaser on the terms and conditions of this Agreement.

1.	INTERPRETATION
1.1	In this Agreement, including the Schedule, the following words and expressions have the following meanings, unless they are inconsistent with the context:-
"Agreement" means this agreement for the sale and purchase of the Sale Shares, as amended or supplemented from time to time;

"CMG" means China Media Group Corporation, a company incorporated in Texas, USA and its shares are quoted on the Over-the-counter Bulletin Board. China Media Group Corporation is the parent company of the Purchaser;

"Company" means AX Organic Limited, a company incorporated in Hong Kong and having its registered office at Unit A, 8/F., Fu Cheung Centre, 5-7 Wong Chuk Yeung Street, Futan, New Territories;

"Completion Date" means within five days or such other dates as the parties may agree in writing after the fulfillments of Clause 3.1;
"Consideration Shares" means the consideration for the Sale Shares being the 10,000,000 common stock of CMG;
"PE Ratio" means 3;
"Performance Accounts" means the audited profits of the Company for the two years from the Completion Date;
"Performance Profits" means the annualized audited profits of the Company for the two year period from the Completion Date;
"Sale Shares" means 500 issued ordinary shares of HK$1.00 each in the capital of the Company legally and beneficially owned by the Vendor.
2.	AGREEMENT FOR SALE
2.1

Subject to the terms and conditions of this Agreement, the Vendor, as beneficial owners of the Sale Shares, shall sell and the Purchaser shall purchase the Sale Shares free from all liens, charges and encumbrances and with all rights now or hereafter attaching to them.

3.	CONDITIONS
3.1	Completion is conditional upon:-
(a)	the signing/execution of the Shareholders' Agreement between the Purchaser, Man Chan and the Company in the form set out in Schedule One; and
(b)	the signing/execution of a definitive agreement in accordance with the Memorandum of Understanding signed on 8 April 2010 between AX Organic Limited and Huangpi High Yield Cultivation Experiment Base.
4.	CONSIDERATION
4.1	The Consideration for the Sale Shares shall be 10,000,000 shares issued by CMG to the Vender.

5.	COMPLETION
5.1	Completion of the purchase of the Sale Shares shall take place at the office of the Purchaser, or at any other location agreed by the parties, on the Completion Date.
5.2	On the Completion Date, the Vendor shall deliver to the Purchaser the following:
(a)	the share certificates of the Sale Shares together with the transfer document to effect the transfer of the Sale Shares to the Purchaser;
(b)	the Shareholder Agreement set out in Schedule 1 duly signed executed by the other 50% shareholder; and
(c)	the agreement set out in Clause 3.1 (b).
5.3	On the Completion Date, the Purchaser shall deliver the Consideration Shares as set out in Clause 4.1 above.
6.	OBLIGATIONS AFTER COMPLETION
6.1	The Purchaser agrees that within 32 months after the Completion Date:
(a)	the Company shall submit to the Vendor the Performance Accounts; and
(b)

the Purchaser shall procure CMG to issue to the common stock in CMG equal to the Performance Profits times the PE Ratio and then divided by the higher of i) the then 15% discount of the 20 days closing average of the CMG share price and ii) US$0.01.

7.	GENERAL MATTERS
7.1	The Vendor warrants to the Purchaser:
(a)	that he has full power and authority to enter into and perform this Agreement; and
(b)	that the Sale Shares constitute about 50% of the issued and paid up capital of the Company.

7.2

The rights and remedies of the Purchaser in respect of any breach of the warranties given by the Vendor hereunder shall not be affected by completion of the Purchase of the Sale Shares or by any failure to exercise or delay in exercising any right or remedy or by any other event or matter whatsoever, except a specific and duly authorised written waiver or release.

7.3	This Agreement constitutes the whole agreement between the parties and it is expressly declared that no variations hereof shall be effective unless made in writing.
7.4	Any right of rescission conferred upon the Purchaser hereby shall be in addition to and without prejudice to all other rights and remedies available to it.
7.5

the Vendor understands that the Consideration Shares may not sell, transfer, assign, pledge or otherwise dispose, unless and until (a) CMG shall have been satisfied by an opinion of counsel or otherwise that the intended disposition is permissible without registration under the 1933 Act (and applicable state securities laws), or (b) the Shares shall have been validly registered under the 1933 Act (and applicable state securities laws). The Vendor understands that CMG and the officers of CMG have no obligation or intention to register any Shares under the 1933 Act (or applicable state securities laws) or to file reports, make public the information or take any other steps required to make it possible for the Vendor to resell any Shares without registration under the 1933 Act (or applicable state securities laws) pursuant to Rule 144 or any other exemption under the 1933 Act (or under applicable state securities laws).

8.	NON ASSIGNABILITY
8.1

This Agreement shall be binding on each party's successors and assigns but except as expressly provided, none of the rights of the parties under this Agreement or the warranties provided herein may be assigned or transferred.

9.	NOTICES
9.1

Any notice, demand or communication required or desired to be given or made under this Agreement shall be in writing and delivered or sent by post to the address of the addressee as set out in this Agreement or to such other address as the addressee may have notified for the purpose of this Clause.

10.	APPLICABLE LAW
10.1

This Agreement shall be governed by and construed in accordance with the laws of Hong Kong Special Administrative Region and the parties irrevocably submit to the non-exclusive jurisdiction of the Hong Kong courts.

SCHEDULE 1
SHAREHOLDER AGREEMENT

IN WITNESS whereof this Agreement has been executed on the day and year first above written.
Signed by KONG SUM ONN in the presence of: Signed by for and on behalf of GOOD WORLD INVESTMENTS LIMITED in the presence of:	) ) ) ) ) ) )

Exhibit 10.2

DATED MAY 2010

(1) GOOD WORLD INVESTMENTS LIMITED

(2) MAN CHAN

AND

(3) AX ORGANIC LIMITED

______________________________________________

SHAREHOLDERS' AGREEMENT

______________________________________________

CONTENTS

Number	Clause Headings	Page
1.	Definitions and Interpretation	3
2.	Business	3
3.	Contribution by Shareholders 3	3
4.	Management of the Company	6
5.	Transfer of Shares	8
6.	General Covenants	10
7.	Representations and Warranties	11
8.	Dissolution and Termination	11
9.	Restrictions	12
10.	Further Assurance	13
11.	Restrictions on Announcements	13
12.	No Partnership	13
13.	Conflict with Articles of Association	13
14.	Costs	13
15.	Acknowledgement by Company	13
16.	General	13
17.	Notices	14
18.	Governing Law and Submission to Jurisdiction	15
Schedule 1 DEED of adherence 14		14

THIS AGREEMENT is made on the day of May 2010 BETWEEN:
(1)

Good World Investments Limited, a company incorporated in the British Virgin Islands whose registered office is at PO Box 957, Offshore Incorporations Center, Road Town, Tortola, British Virgin Islands ("GWIL");

(2)	MAN Chan, a Hong Kong resident with a correspondence address at C1801 Harbourfront Horizon, 8 Hung Luen Road, Hung Hom, Kowloon, Hong Kong ("MC"); and
(3)	AX Organic Limited, a company incorporated in Hong Kong whose registered office is at Unit A, 8/F Fu Cheung Center, 5-7 Wong Chuk Yeung St., Fotan, NT, Hong Kong ("Company").
WHEREAS:
(A)

GWIL is a wholly owned subsidiary of China Media Group Corporation ("CMG"), a company incorporated in the State of Texas, USA and quoted on the Over the Counter Bulletin Board under the symbol CHMD. GWIL is an investment holding company that has subsidiary in the business of media and advertising.

(B)	GWIL has acquired 50% interests in the Company and wishes to enter into this shareholder agreement with the other shareholder in the Company.
(C)

GWIL and MC wish to work together to market, sell and distribute food products under the Memorandum of Understandings entered into by the Company in Hubei China on 8 April 2010. The parties recognize the strength and resources available to each party and have formed the Company to embark on these business pursuits.

(D)	The Company is a Special Purpose Vehicle set up solely for the purpose to undertake the business objectives of the Parties set out in Recital C above.
(E)

As at the date hereof, the Company has an authorised share capital of HK$10,000 divided into 10,000 shares of HK$1.00 each of which 1,000 Shares have been issued and are fully paid-up. GWIL and MC each holds 500 Shares of the Company's issued share capital as at the date hereof.

(F)	This is the SPV Shareholders' Agreement and the Parties wish to enter into this Agreement to regulate the relationship of the Shareholders and the affairs of the Company.
IT IS HEREBY AGREED as follows:
1.	DEFINITIONS AND INTERPRETATION
1.1	In this Agreement, where the context so admits, the following words and expressions have the following meanings:
"Affiliated Company"	means, in relation to any Shareholder, any subsidiary or holding company of such Shareholder or any subsidiary of any such holding company;
"Applicable Law"

means any publicly available law, statute, rule, regulation or code, or order, decree, requirement, judgment or decision of any governmental or regulatory body or authority or court of competent jurisdiction, applicable to a Party or to the relevant matter(s) contemplated under this Agreement;

"Board"	means the Company's board of directors as constituted from time to time;
"Business Plan"

means at the date of this Agreement the Company's business plan and budget in the approved terms and at any subsequent date the most recent business plan of the Company approved by the Shareholders in accordance with Clause 4.10;

"Deed of Adherence"	means a deed, substantially in the form of Schedule 1, pursuant to which a transferee or allottee of Shares agrees to be bound by all the terms of this Agreement as if it had been a signatory;
"Directors"	means the directors of the Company;
"Hong Kong"	means the Hong Kong Special Administrative Region of the People's Republic of China;
"Parties"

means the parties to this Agreement and their respective successors and permitted assigns, and "Party" means any one of them including any other person who becomes a member of the Company and who agrees to be bound by the provisions of this Agreement by executing a Deed of Adherence;

"PRC"	means the People's Republic of China but excluding, for the purposes of this Agreement, Hong Kong, Macau and Taiwan;
"Share"	means share of HK$1.00 each in the share capital of the Company having the rights and benefits and being subject to the restrictions set out in the Articles of Association;
"Shareholders"

means GWIL and MC for as long as they hold any Shares and any other person who becomes a member of the Company and who agrees to be bound by the provisions of this Agreement by executing a Deed of Adherence, and the expression "Shareholder" means any one of them; and

"HK$"	means Hong Kong Dollars.
1.2

Statutes. Any references, express or implied, to statutes or statutory provisions will be construed as references to those statutes or provisions as respectively amended or re-enacted or as their application is modified from time to time by other provisions (whether before or after the date hereof).

1.3

Clauses and Schedules. References in this Agreement to Clauses and Schedules are to clauses in and schedules to this Agreement (unless the context otherwise requires). The Recitals and Schedules to this Agreement are deemed to form part of this Agreement.

1.4	Construction
1.4.1	All terms defined in the Recitals have the same meanings when used throughout this Agreement.
1.4.2	Headings are inserted for convenience only and do not affect the construction of this Agreement.
1.4.3

References to "persons" include bodies corporate, unincorporated associations and partnerships (whether or not having separate legal personality). The masculine gender includes the feminine and neuter genders and the singular number includes the plural, and vice versa.

1.4.4	References to any document (including this Agreement) are references to that document as amended, consolidated, supplemented, novated or replaced from time to time.
1.5	Successors and permitted assigns. Where the context permits, the expressions "GWIL", and "MC" include their respective successors and permitted assigns.
1.6

Approved terms. A document expressed to be "in the approved terms" means a document the terms of which have been approved by or on behalf of the Parties and a copy of which has been signed for the purposes of identification by or on behalf of the Parties.

2.0	BUSINESS
2.1

Business. The Shareholders acknowledge and agree that the Company has been incorporated as, and will procure that the Company remains at all times, a single purpose vehicle for the purpose of selling, marketing and distributing of food products in select areas in Hubei province as per the Memorandum of Understanding signed on 8 April 2010 (the "MOUs"), and any other business approved by the Board from time to time (the "Business").

3.0	CONTRIBUTION BY SHAREHOLDERS
3.1

Contributions from GWIL. GWIL will, in its best efforts from the capital markets, contribute up to a maximum of HK$1,000,000 over a three months period as a loan into the Company in accordance with the Business Plan of the Company.

3.2	Contributions from MC. MC and its affiliates shall organize and set up the infrastructure with the farms in respect of the businesses set out in the MOUs.

4.0	Management of the Company
4.1	Responsibilities of the Board. The business of the Company shall be managed by the Board, whose duties and responsibilities shall, subject to Clause 4.10, include without limitation:
(a)	making all decisions in connection with the management and operational control of the Company's Business in accordance with the Business Plan approved in Clause 4.10; and
(b)	appointing the President and CEO of the Company. The first President and CEO of the Company shall be Mr. KONG Onn Sum.
4.2	Composition of the Board
(a)

The maximum number of Directors shall be 5. GWIL shall have the right to appoint and remove up to 3 Directors and MC shall have the right to appoint and remove up to 2 Director. Each Shareholder shall effect any appointment or removal by depositing written notice at the Company's registered office and sending a copy thereof to each other Shareholder.

(b)

Any Shareholder removing a Director shall be responsible for and shall indemnify each other Shareholder and the Company against any claim of whatever nature arising out of such removal. If a Shareholder ceases to hold Shares, it will procure the resignation of all the Directors appointed by it and will indemnify the other Shareholder and the Company against any claims which may be brought by such Directors.

4.3	Chairman. One of the Directors, as GWIL shall from time to time select, shall preside as chairman of meetings of the Board. The first Chairman shall be Mr. KONG Onn Sum.
4.4

Alternate. Each Director is entitled to appoint any person to be his alternate. Each alternate shall have one vote for every Director whom he represents, provided that if such alternate is himself a Director then he shall have one vote for every Director whom he represents in addition to any vote of his own.

4.5	Quorum
(a)

The quorum for meetings of the Board shall be 2 Directors, of whom one shall be a Director appointed by GWIL and one shall be a Director appointed by MC (whether present in person or by proxy or representative).

(b)

A quorum must be present at the beginning of and throughout each meeting. If within 30 minutes of the time appointed for a meeting a quorum is not present, the meeting shall stand adjourned until the same time and place on the same day in the next week. If at such adjourned meeting a quorum is not present within 30 minutes from the time appointed for such adjourned meeting (or such longer interval as the chairman of the meeting may think fit to allow), the Directors present in person or by his alternate shall constitute a quorum.

4.6	Meetings of the Board
(a)

Subject to Applicable Law, the Board shall meet as required at such time and place and in such manner as shall be agreed by the Board. Unless waived by all Directors in writing, not less than 7 days' notice of each meeting of the Board specifying in reasonably sufficient detail the business to be transacted thereat shall be given to each Director and his alternate.

(b)

Subject to Applicable Law and Clause 4.10, questions arising at any meeting of the Board shall be decided by a majority of votes and in the case of an equality of votes, the Chairman shall not have a second or casting vote.

(c)

Directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other and such participation shall constitute presence in person. Resolutions of the Board may be passed by circular resolution signed by all the Directors.

(d)	If the Board so authorises or requests, auditors, consultants, advisers and employees shall be permitted to attend and speak (but not to vote) at meetings of the Board.
4.7

Exercise of rights. Each Shareholder will exercise or refrain from exercising any voting rights or other powers of control so as to ensure the passing of any and every resolution necessary or desirable to procure that the affairs of the Company are conducted in accordance with, and otherwise to give full effect to, the provisions of this Agreement and likewise to ensure that no resolution is passed which does not accord with such provisions.

4.8
Committees of the Board. The Board may delegate any of its powers including the day-to-day running of the business of the Company to a committee or committees consisting of such number of Directors as it thinks fit, provided that each such committee shall comprise at least one Director appointed by GWIL and one Director appointed by MC. The provisions of Clauses 4.5 and 4.6 in relation to the Board shall apply with the necessary modifications to any committee of the Board. Any committee so formed shall, in the exercise of the powers so delegated, conform to any regulations that may be imposed on it by the Board..
4.9	Remuneration. The remuneration (if any) of the Directors shall be determined by, and subject to the unanimous approval of, the Shareholders.
4.10

Matters requiring unanimous consent. The Shareholders shall exercise all voting rights and other powers of control available to them in relation to the Company to procure that the Company and the Board (including any committee thereof) shall not without the prior written approval of the Shareholders, which approval may be given by the Shareholder or a Director appointed by it or his alternate (and, for this purpose, each Director appointed by a Shareholder and his alternate shall be deemed to have authority to bind that Shareholder in relation to the provisions of this Clause 4.10 unless otherwise notified to each other Shareholder).

(a)	permitting any merger or consolidation of the Company with any other entity, any reorganisation of the Company or any transfer of all or any part of the assets of the Company;
(b)

permitting any change to the authorised or issued share capital from time to time of the Company, granting or agreeing to grant any option over or right to acquire or issuing or agreeing to issue any instrument carrying rights of conversion into any Share or other security of the Company, permitting the redemption or purchase by the Company of any Shares or any other reorganisation of the share capital of the Company;

(c)	varying any rights, benefits or restrictions attaching to any Shares;
(d)	amending the Articles of Association or other constitutional documents of the Company;
(e)	approving the Business Plan or making any substantive alteration to any Business Plan so approved;
(f)

making any composition or arrangement with its creditors, moving for insolvency, receivership or administration or doing or permitting or suffering to be done any act or thing whereby the Company may be wound up (whether voluntarily or compulsorily);

(g)	carrying on any business other than the business activities described in Clause 2.1;
(i)	declaring or paying any dividend or other distribution in cash or specie except as provided in Clause 8.1;
(j)	entering into any partnership or profit sharing or joint venture arrangement; or
(l)	entering into, amending or terminating any agreement or other arrangement between the Company and any Shareholder or any Affiliated Company of a Shareholder.

4.11

Separate and independent undertaking. As a separate and independent undertaking, the Company agrees with each Shareholder that it will (so far as permitted by Applicable Law) observe and comply with the provisions, prohibitions and restrictions in this Clause 4.

4.12

Duty to the Company. Each of the Directors, in performing his duties to the Company, shall be entitled to consider the interest of the Shareholder which designated or appointed him to the Board pursuant to Clause 4.2.

5.	Transfer of Shares
5.1

Restriction on transfers. Subject to the provisions of this Agreement, no transfer of any Shares shall be made by any Shareholder unless the provisions in this Clause 5 are complied with in respect of such transfer, and no Shareholder shall sell, mortgage, charge or otherwise dispose of or encumber the whole or any part of its shareholding or assign or otherwise purport to deal with the beneficial interest therein or any right in relation thereto separate from the legal interest.

5.2	Transfer to Affiliated Companies. The Parties agree that a transfer of Shares by a Shareholder to its Affiliated Company shall be permitted provided that:
	(a)	the obligations of the transferor Shareholder under this Agreement will remain unaffected by the proposed transfer; and
	(b)	the Shares will be re-transferred to the transferor Shareholder immediately upon the transferee ceasing to be an Affiliated Company of the transferor Shareholder.
5.2	Transfer to Affiliated Companies. The Parties agree that a transfer of Shares by a Shareholder to its Affiliated Company shall be permitted provided that:
5.3	Pre-emption rights
5.3.1

A Shareholder ("Transferor") wishing to transfer any or all of its Shares to an unaffiliated third party who has made a bona fide offer therefor shall give a notice in writing ("Transfer Notice") to each other Shareholder that it desires to transfer the same. The Transfer Notice shall specify:

	(a)	the number of shares which the Transferor wishes to transfer ("Relevant Shares");
	(b)	the name of the person who made the bona fide offer for the Relevant Shares ("Transferee");
	(c)	the price in cash which the Transferee has offered for the Relevant Shares; and
	(d)	details of any other material terms of the offer made by the Transferee, and shall be accompanied by a term sheet executed by the Transferor and Transferee reflecting the matters set out in Clauses 5.3.1(a) to (d) above.
5.3.2

Each other Shareholder shall be entitled within a period of 20 days after the Transfer Notice was given ("Prescribed Period") to serve a purchase notice ("Purchase Notice") on the Transferor requiring it to sell all (but not part only) of the Relevant Shares to it at the same price and on the same material terms as those offered by the Transferee as set out in the Transfer Notice and evidenced by the term sheet referred to in Clause 5.3(a).

5.3.3

If only one Shareholder serves a Purchase Notice within the Prescribed Period, such Shareholder shall be entitled to purchase all of the Relevant Shares at the price per Share and on the material terms set out in the Transfer Notice. The Transferor shall be bound upon payment by such Shareholder to transfer to it, and such Shareholder shall be bound to pay for and accept a transfer of, all of the Relevant Shares.

5.3.4

If more than one Shareholder serve a Purchase Notice within the Prescribed Period, each such Shareholder shall be entitled to purchase such number of the Relevant Shares as is equivalent to the total number of Relevant Shares multiplied by a fraction, the numerator of which is the number of Shares held by each such Shareholder and the denominator of which is the total number of Shares held by all such Shareholders, at the price per Share and on the material terms set out in the Transfer Notice. The Transferor shall be bound upon payment by each such Shareholder to transfer to it, and each such Shareholder shall be bound to pay for and accept a transfer of, the relevant number of Relevant Shares. Completion of the transfer of the Relevant Shares to the purchasing Shareholders pursuant to this Clause 5.3(d) shall take place simultaneously.

5.3.5

Completion of the transfer of the Relevant Shares pursuant to Clause 5.3.3 or 5.3.4 shall occur at such time and place as may be agreed by the Transferor and the purchasing Shareholder(s), provided that it shall not be later than 30 days from the date on which the Purchase Notice or the last of the Purchase Notices was served in accordance with Clause 5.3.2.

5.3.6

If no Shareholder has served on the Transferor a Purchase Notice within the Prescribed Period, the Transferor shall be entitled to sell all (but not part only) of the Relevant Shares to the Transferee at the price and on the material terms set out in the Transfer Notice, provided that if such sale is not completed within 2 months after the Transfer Notice was given the right of the Transferor to sell the Relevant Shares to the Transferee shall lapse. The Directors shall be bound to register a transfer effected pursuant to this Clause 5.3.6.

5.4	Default
5.4.1

Upon the occurrence of any of the following events ("Default Event") in respect of a Shareholder ("Defaulting Shareholder"), each other Shareholder may serve a written notice of default in relation thereto on the Defaulting Shareholder:

(a)

if the Defaulting Shareholder is in material breach of any of its obligations under this Agreement and such breach, if capable of remedy, has not been remedied to the reasonable satisfaction of each other Shareholder on expiry of 30 days following written notice to that effect having been served on the Defaulting Shareholder requiring the breach to be remedied;

(b)

a petition is presented or proceeding is commenced or an order is made or an effective resolution is passed for the winding-up, insolvency, administration, reorganisation, reconstruction, dissolution or bankruptcy of the Defaulting Shareholder or for the appointment of a liquidator, receiver, administrator, trustee or similar officer of the Defaulting Shareholder or of all or a substantial part of its property, assets or revenues;

(c)

the Defaulting Shareholder stops or suspends payment to its creditors generally or is unable or admits its inability to pay its debts as they fall due or seeks to enter into any composition or other arrangement with its creditors or is declared or becomes bankrupt or insolvent.

5.4.2

Each other Shareholder shall have the right to require the Defaulting Shareholder to sell to it all (but not part only) of the Shares of the Defaulting Shareholder ("Call Option"). A Shareholder wishing to exercise the Call Option ("Exercising Shareholder") shall do so by serving written notice ("Call Option Notice") on the Defaulting Shareholder within 30 days of the notice of default referred to in Clause 5.4.1. Upon service of a Call Option Notice(s), the Defaulting Shareholder shall be bound to transfer all of its Shares to the Exercising Shareholder(s) in accordance with this Clause 5.4.

5.4.2.1

If there is only one Exercising Shareholder, such Exercising Shareholder shall be entitled to purchase all (but part only) of the Shares held by the Defaulting Shareholder. If there is more than one Exercising Shareholder, each Exercising Shareholder shall have the right to purchase such number of the Shares held by the Defaulting Shareholder as is equivalent to the total number of Shares held by the Defaulting Shareholder multiplied by a fraction, the numerator of which is the number of Shares held by such Exercising Shareholder and the denominator of which is the total number of Shares held by all the Exercising Shareholders.

5.4.2.2

The transfer of the Shares by the Defaulting Shareholder to the Exercising Shareholder(s) pursuant to this Clause 5.4 shall be at a price per Share equivalent to the net worth of the Company divided by the number of Shares in issue and outstanding at the time of valuation ("Net Asset Value per Share") as agreed by the Defaulting Shareholder and the Exercising Shareholder(s).

5.4.2.3

If the Defaulting Shareholder and the Exercising Shareholder(s) are not able to reach agreement on the Net Asset Value per Share within 20 days after the Call Option Notice or the last of the Call Option Notices was served, the Board shall forthwith appoint an internationally recognised independent valuation expert or investment bank (other than any of the Shareholders or their Affiliated Companies) ("Valuer") to determine the Net Asset Value per Share. The Net Asset Value per Share as determined and certified in writing by the Valuer shall, in the absence of manifest error, be conclusive and binding on the Defaulting Shareholder and the Exercising Shareholder(s). In determining the Net Asset Value per Share, the Valuer shall act as experts and not as arbitrators. The costs of such determination shall be borne by the Defaulting Shareholder.

5.4.2.4

Completion of the sale and purchase of the Shares of the Defaulting Shareholder pursuant to this Clause 5.5 shall take place no later than 30 days after the date on which the Defaulting Shareholder and the Exercising Shareholder(s) agree on the Net Asset Value per Share or the date on which the Valuer certifies in writing its determination of the Net Asset Value per Share, whichever is later.

5.5	Condition precedent to transfer. It shall be a condition precedent to the right of any Shareholder to transfer any Shares permitted by this Clause 5 that:
(a)

the transferee (if not already bound by the provisions of this Agreement) executes a Deed of Adherence under which the transferee shall agree to be bound by and shall be entitled to the benefit of this Agreement as if an original party hereto; and

(b)

except where the transfer is in accordance with Clause 5.2 or Clause 5.4.2, the transferor assigns and the transferee accepts an assignment of all or, in the case of a transfer of part of the Shares of a Shareholder, a proportionate part of the loans or guarantees made to or given on behalf of the Company by the transferor and for the time being outstanding.

5.6	Directors to register transfer. The Shareholders will procure the Directors to register any transfer of Shares which complies with the provisions of this Clause 5.
5.7

Completion of transfer. All transfers between the Shareholders, whether pursuant to this Clause 5 or any other provision of this Agreement, shall be effected by the transferor selling as beneficial owner free and clear of all liens, charges and encumbrances and together with all rights attaching thereto. Upon completion, the transferor shall deliver to the transferee duly executed transfers in respect of the Shares transferred in favour of the transferee together with the relative share certificates against payment by the transferee of the price due in respect thereof. The Shareholders shall do or procure to be done all such acts and things as may be necessary to give full effect to the transfers and the registration thereof.

5.8	CTransfer by unanimous consent. The foregoing provisions of this Clause 5 shall not apply to any transfer of Shares to which the consent of all the Shareholders is obtained in writing.
5.9

Ceasing to hold any Shares. Save as otherwise provided herein, if a Party ceases to be a Shareholder by reason of transferring all of its Shares to another Shareholder or person, whether pursuant to this Clause 5 or otherwise, the provisions of this Agreement (other than Clauses 1, 9, 11, 16 and 18) shall cease to have effect in relation to the former Shareholder save in relation to any antecedent claims which may have arisen between the Parties prior to such transfer.

6.	General Covenants
6.1	The Company shall:
(i)

keep true and accurate books of account and records in accordance with usual accounting practices and procedures and procure that such books and records are audited by the Company's auditors from time to time as soon as possible after the end of each financial year;

(ii)

promptly deliver to each Shareholder true and accurate copies of all material reports, statements, tax returns, filings, notices and other documents and correspondence filed with or received from any relevant governmental or regulatory authority; and

(iii)	provide each Shareholder with such financial or other information relating to the Company as such Shareholder may reasonably request from time to time.
6.2

Each Shareholder and its authorised representatives shall have the right at all reasonable times during normal business hours to inspect the books of account and records of the Company and make extracts and copies therefrom at their own expense, and to have full access to all property and assets of the Company.

6.3

The Company shall prepare and timely file, or cause to be prepared and timely filed, all tax returns (if any) which may be required by Applicable Law in each jurisdiction in which it operates or conducts its business for each year or period for which such returns are required to be filed. The Company shall also use best efforts to cause to be prepared and delivered to each Shareholder within 6 months after the end of each financial year such information as may be reasonably necessary for each Shareholder to prepare income tax returns such Shareholder is required to prepare and/or file under Applicable Law.

6.4

The Parties shall procure that all dealings between the Company and the Shareholders or their Affiliated Companies approved in accordance with Clause 4.10 shall be on a fair and equitable basis both as regards the interests of the Company and the transaction and the balancing of the interests of the Shareholders and their Affiliated Companies.

7.	Representations and Warranties
7.1	Each Shareholder represents and warrants to each other Shareholder that:
(i)

it is a company duly incorporated with limited liability and validly existing under the laws of its jurisdiction of incorporation, and has full power, authority and legal right to own its property and assets and to carry on its business in the jurisdictions in which it carries on business;

(ii)

it has full power, authority and legal right to enter into and engage in the transactions contemplated by this Agreement and has taken or obtained all necessary corporate and other action and consents to authorize the execution and performance by it of this Agreement;

(iii)	this Agreement constitutes legal, valid and binding obligations of such Shareholder enforceable in accordance with its terms; and
(iv)

neither the execution of this Agreement nor the performance of any obligation or the exercise of any right hereunder by such Shareholder will conflict with or result in a breach of any Applicable Law or cause any limitation placed on it or the powers of its directors to be exceeded.

8.	Dissolution and Termination
8.1

Dissolution. Each of the Shareholders agrees to cause the Company to be liquidated and/or dissolved and to distribute all of the assets held by it in the event that all assets held by the Company have been sold, liquidated or otherwise disposed of.

Each of the Shareholders shall procure the Directors designated or appointed by it to the Board to do and execute and procure to be done and executed all such acts, deeds, documents and things as may be necessary to give full effect to the provisions of this Clause 8.1.

8.2	Termination. This Agreement shall continue in full force and effect until any of the following shall occur:
(i)	the Company is dissolved pursuant to Clause 8.1 or otherwise; or
(ii)	the Company is listed or quoted on a recognized exchange; or
(iii)	there is a change in control in CMG, the holding company of GWIL; or
(iv)	one Shareholder becomes the beneficial owner of all the Shares in issue and outstanding for the time being; or
(v)	this Agreement is terminated by mutual agreement of the Shareholders upon such terms and conditions as they may unanimously agree.

The termination of this Agreement for any reason shall not affect any right, obligation or liability that has accrued under this Agreement on or prior to the date of termination (including any obligations with respect to confidentiality under Clause 9.1.)

9.	Restrictions
9.1

Confidentiality. Subject to Clause 9.2, at all times hereafter, each Shareholder shall and shall procure that its subsidiaries and its and their respective officers, employees, agents and advisers shall keep secret and confidential all confidential information relating to the Company or its business or operations and all confidential information received by one Shareholder relating to the other Shareholder, its subsidiaries, its holding company or the subsidiaries of its holding company, or any of their respective affairs (collectively "Confidential Information") and not disclose to any party or make use of for any purpose any Confidential Information.

9.2	Permitted disclosure. Clause 9.1 shall not apply to the disclosure of any Confidential Information by either Shareholder:
(a)	to its own financial, accounting, tax, legal and/or other professional advisers in connection with the transactions contemplated hereunder; or
(b)	to the financial, accounting, tax, legal and/or other professional advisors of the Company in connection with the transactions contemplated hereunder; or
(c)

to the extent such disclosure is required by Applicable Law, in which event the Shareholder concerned shall, if practicable, supply an advanced copy of the required disclosure to each other Shareholder and incorporate any additions or amendments reasonably requested by it; or

(d)

to the extent the relevant information is in the public domain as at the date hereof or subsequently comes into the public domain otherwise than by reason of default of the disclosing Shareholder under Clause 9.1; or

(e)

to a potential transferee of its Shares pursuant to the provisions of this Agreement, provided that such disclosure is limited to information reasonably necessary for the transferee's decision to purchase the relevant Shares and such transferee agrees in writing to be bound by the same confidentiality obligations as the disclosing Shareholder.

9.3

Validity of restrictions. While the restrictions contained in this Clause 9 are considered by the Shareholders to be reasonable in all the circumstances, it is recognised that restrictions of the nature in question may fail for technical reasons and accordingly, it is hereby agreed and declared that if any of such restrictions shall be adjudged to be void as going beyond what is reasonable in all the circumstances for the protection of the interests of the relevant Shareholder but would be valid if part of the wording thereof were deleted or the period thereof reduced or the range of activities dealt with thereby reduced in scope, the said restrictions shall apply with such modifications as may be necessary to make it valid and effective.

10.	Further Assurance
The Parties shall do and execute or procure to be done and executed all such further acts, deeds, documents and things as may be necessary to give full effect to the provisions of this Agreement.
11.	Restrictions on Announcements

Each Party undertakes that it will not, save as required by Applicable Law, make any announcement in connection with this Agreement unless the other Party has given their respective consent to such announcement (which consent may not be unreasonably withheld or delayed and may be given either generally or in a specific case or cases and may be subject to conditions).

12.	No Partnership

Nothing contained or implied in this Agreement shall constitute or be deemed to constitute a partnership or agency between the Parties and save as expressly agreed herein none of the Parties shall have any authority to bind or commit any other Party.

13.	Conflict with Articles of Association

The Shareholders hereby agree that if and to the extent that the Articles of Association conflict with the provisions of this Agreement, this Agreement shall prevail for so long as it is in force to regulate the way in which they exercise their respective voting rights as shareholders of the Company and each Shareholder shall take all such further steps as may be necessary or requisite to ensure that the provisions of this Agreement shall prevail.

14.	Costs
Subject to the provisions of this Agreement, each Party shall pay its own costs and disbursements of and incidental to the preparation, negotiation and execution of this Agreement.
15.	Acknowledgement by Company

The Company acknowledges the terms of this Agreement and in consideration of the Shareholders agreeing to enter into this Agreement undertakes that it will not, and so far as it is able will procure that no other person will, do anything which is in breach of or inconsistent with the terms hereof.

16.	General
16.1

Entire Agreement. This Agreement (together with any documents referred to herein or executed contemporaneously by the Parties in connection herewith) constitutes the whole agreement between the Parties and supersedes any previous agreements or arrangements between them relating to the subject matter hereof.

16.2

Amendment. Any amendment or waiver of any provision of this Agreement and any waiver of any default under this Agreement is effective only if made in writing and signed by or on behalf of each of the Parties.

16.3

No Waiver. No failure or delay by either Party in exercising any right, power or remedy hereunder will impair such right, power or remedy or operate as a waiver thereof, nor will any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies provided herein are cumulative and do not exclude any other rights, powers and remedies provided by law.

16.4

Assignment. This Agreement shall be binding upon and enure for the benefit of the successors of each of the Parties. Save as provided in this Agreement, no Party may assign or transfer of any of its rights or obligations under this Agreement without the prior written consent of the other Parties.

16.5

Severability. If any provision or part of a provision of this Agreement shall be, or be found by any authority or court of competent jurisdiction to be, invalid or unenforceable, such invalidity or unenforceability shall not affect the other provisions or parts of such provisions of this Agreement, all of which shall remain in full force and effect.

16.6

Counterparts. This Agreement may be executed in one or more counterparts, and by the Parties on separate counterparts, but will not be effective until each Party has executed at least one counterpart and each such counterpart will constitute an original of this Agreement but all the counterparts will together constitute one and the same instrument. Immediate evidence that an engrossment has been executed may be provided by transmission of such engrossment by facsimile machine with the original executed engrossment to be forthwith put in the mail.

17.	Notices
17.1

Delivery Address/Fax Number. Each notice, demand or other communication given or made under this Agreement shall be in writing and delivered or sent to the relevant Party at its address or facsimile number set out below (or such other address or facsimile number as the addressee has by 5 days' prior written notice specified to the other Parties):

GWIL and the Company
Name	:	Ren Ren Media Group Limited
Address	:	1403 Wan Chai Commercial Center, 194-204 Johnston Road, Wanchai, HK
Attention	:	President & CEO
Facsimile Number	:	+852 [ ]
MC
Name	:	MAN Chan
Address	:	C1801, Harbourfront Horizon, 8 Hung Lung Rd, Hung Hom, Kowloon, HK
Facsimile Number	:	+ [ ]
17.2

Manner of Delivery. Any notice required to be given by any Party to the other Parties shall be deemed validly served by hand delivery or by prepaid registered letter sent through the post (airmail if to an overseas address) or by facsimile transmission to its address or facsimile number set out in Clause 17.1 or such other address or facsimile number as may from time to time be notified for this purpose.

17.3

Deemed Delivery. Any notice served by hand is deemed to have been served on delivery, any notice served by facsimile transmission is deemed to have been served when sent and any notice served by prepaid registered letter is deemed to have been served 48 hours (72 hours in the case of a letter sent by airmail to an address in another country) after the time at which it was posted. In proving service, it is sufficient in the case of service by hand and prepaid registered letter to prove that the notice was properly addressed and delivered or posted, as the case may be, and in the case of service by facsimile transmission to prove that the transmission was confirmed as validly and completely sent by the originating machine.

18.	Governing Law and Submission to Jurisdiction

Governing law and jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of Hong Kong Special Administrative Region and the Parties irrevocably submit to the non-exclusive jurisdiction of the courts of Hong Kong for the purpose of enforcing any claim arising hereunder.

18.1

GWIL's process agent. GWIL hereby irrevocably appoints Ren Ren Media Group Limited of 1403 Wan Chai Commercial Center, 194-204 Johnston Road, Wanchai, Hong Kong as its agent to receive and acknowledge on its behalf service of any writ, summons, order, judgment or other notice of legal process in Hong Kong. If for any reason the agent named above (or its successor) no longer serves as agent of GWIL for this purpose, GWIL shall promptly appoint a successor agent satisfactory to the other Parties, notify the other Parties thereof and deliver to the other Parties a copy of the new process agent's acceptance of appointment Provided that until the other Parties receive such notification, they shall be entitled to treat the agent named above (or its said successor) as the agent of GWIL for the purposes of this Clause. GWIL agrees that any such legal process shall be sufficiently served on it if delivered to such agent for service at its address for the time being in Hong Kong whether or not such agent gives notice thereof to GWIL.

Schedule 1
Deed of Adherence

Date:

By this Deed we, [· ], having our registered office at [· ], intending to become a shareholder of [· ] ("Company") hereby agree with the Company and each of its shareholders to comply with and to be bound by all of the provisions of a Shareholders' Agreement dated [· ] between the Company, [GWIL] and [MC] (a copy of which has been delivered to us and which we have initialled and attached hereto for identification) in all respects as if we were a party to such Agreement and were named therein as a Shareholder and a Party and on the basis that references therein to each of Shareholder and Party include a separate reference to us.

IN WITNESS WHEREOF this Deed has been executed by us and is intended to be and is hereby delivered on the date appearing at the head hereof.
THE COMMON SEAL of	)
)
was affixed to this Deed	)
in the presence of:	)

Director Director/Secretary

IN WITNESS WHEREOF the Parties have signed this document on the date appearing at the head hereof.
Signed by	)
)
for and on behalf of	)
Good World Investments Limited	)
in the presence of:	)
Signed by	)
)
MAN CHAN	)
in the presence of:	)
Signed by	)
)
for and on behalf of	)
AX Organic Limited	)
in the presence of:	)

Exhibit 99.1
Press Release
China Media Group Corporation Announces Acquiring AX Organic Limited for Distribution of Organic Farm Produce for Health Products

Hong Kong, CHINA - April 27, 2010 -- China Media Group Corporation (OTCBB Symbol: CHMD) ("CMG") announces today its wholly owned subsidiary, Good World Investments Limited ("GWIL") entered into a conditional Sale and Purchase Agreement ("SP Agreement") with Mr. KONG Sum Onn to acquire 50% controlling interests in AX Organic Limited ("AX") for an initial consideration of 10,000,000 shares in CMG and a performance share consideration based on profit derived by AX over a 2 year period after closing.

The SP Agreement is conditional on the delivery of a shareholders agreement with the remaining 50% shareholder of AX and the signing of a contract for an consultancy agreement for soil remediation for a minimum of 3,200 mu (a chinese measurement, whereas 1 mu = approximately 0.1647 acres) in Hubei Province, China together with an off take agreement for the resulting produce grown on the land.

Mr. LOI Cheng Pheng, CEO of China Media Group stated, "We are very excited to work with AX Organic on this exciting project. This project fits in with CMG's project called the Great Wall of China Project which is to promote health education and health awareness. The organic produce fits exactly with out agenda on health and healthy living."

Mr. Loi further added, "We are also extremely please to have Mr. Kong join us to lead this business operation in our Product and Services business unit."

Mr. Kong added, "I am very excited to work with the professional team at China Media Group. Our line of soil remediation solutions and modern growing techniques will further promote the growth of organic produce in China. Food safety and sustainability is a concern for all of us today. We hope to contribute our green farming techniques and products so that would further promote healthy living. Working with CMG and together with the Great Wall of China team, will allow us a platform to promote health awareness and health education on organic foodstuffs. Our initial project is to provide our remedial solution to Huangpi, Hubei province, residing in the farm belt in Central China." Mr. Kong further added, "There is a tremendous interest today in food safety and healthy food. We will utilize the Great Wall Project platform to promote our organic produce."

About China Media Group Corporation:

China Media Group Corporation (OTCBB: CHMD) is a "Next Generation" advertising / media company focusing on the very lucrative Chinese market. It has offices in China, Hong Kong and Texas, USA. The company was incorporated in Texas on October 1, 2002. The Company is currently entering the fast growing advertising industry in China and plans to expand its offices in key cities such as Shanghai, Guangzhou and Shenzhen. The Company will also cooperate with strategic partners in other cities to serve our clients for nationwide advertising coverage.

Additional information concerning other areas and topics of China Media Group can be found on our web site at http://www.chinamediagroup.net

A number of statements contained in this Report are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Certain written statements in this press release constitute "forward-looking statements" as defined under the Private Securities Litigation Reform Act of 1995. Words or phrases such as "should result," "are expected to," "we anticipate," "we estimate," "we project," "we intend," or similar expressions are intended to identify forward-looking statements. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in any forward-looking statements. These risks and uncertainties include demand for our services, product development, our ability to maintain acceptable margins and control costs, the impact of federal, state and local regulatory requirements on our business, the impact of competition and the uncertainty of economic conditions in general, including the timely development and market acceptance of products, competitive market conditions, successful integration of acquisitions, the ability to secure additional sources of financing, the ability to reduce operating expenses, and other factors. The actual results that the Company achieves may differ materially from any forward-looking statements due to such risks and uncertainties. Readers are cautioned not to place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made, and we undertake no obligation to publicly update these statements based on events that may occur after the date of this document.

Contact:	China Media Group Corporation San Antonio, Texas ir@chinamediagroup.net